 Exhibit 24(3)(5)(a):  Variable Annuity Flexible Premiuim Deferred Individual Variable Annuity Application (ICC15 171102)

VOYA PREFERRED ADVANTAGE VARIABLE ANNUITY
FLEXIBLE PREMIUM DEFERRED INDIVIDUAL
VARIABLE ANNUITY APPLICATION
Countrywide except CA, CT, DC, DE, FL, ND, and SD
Distributed by Directed Services LLC

Issued by Voya Insurance and Annuity Company (the “Company”)
A member of the Voya® family of companies
Fax: 860-580-0919
Mail: PO Box 10450, Des Moines, IA 50306-0450
Customer Service: 909 Locust Street, Des Moines, IA 50309-2899
Website: Voya.com Phone: 888-854-5950

Voya® Financial
The accumulation value and annuity payments may increase or decrease depending on the results of the investments in the variable subaccounts.
1. OWNER INFORMATION	(If a trust is designated as the owner, complete the Certificate of Trust and submit it with this application. If the owner named below is not a natural person, the producer must complete additional requirements as described in Section 12.)

Name			SSN/TIN
Beneficiary of			, Decedent
(Complete only if applying for a Beneficial (Inherited) IRA or for a Beneficial (Inherited) 1035 Exchange.)
Birth Date/Trust Date	☐ Male ☐ Female	Marital Status: (Select one.)	☐Married ☐Single ☐Widow/Widower
Street Address (PO boxes are not permitted.)
City		State	ZIP
Mailing Address (If different than above.)
City		State	ZIP
Country of Citizenship		Country of Incorporation
Phone	E-mail Address
Client Account Number (Broker-dealer use only.)
JOINT OWNER INFORMATION (Must be a natural person. Joint ownership is not available if the owner is not a natural person. This is not an option if this application is for an IRA.)

Name			SSN/TIN
Birth Date/Trust Date	☐ Male ☐ Female	Marital Status: (Select one.)	☐Married ☐Single ☐Widow/Widower
Street Address (PO boxes are not permitted.)
City		State	ZIP
Mailing Address (If different than above.)
City		State	ZIP
Country of Citizenship		Relationship to Owner
Phone	E-mail Address
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2. ANNUITANT(S) (Designate an annuitant below in the event that: 1) the individual owner is not the annuitant; 2) there is joint ownership; or 3) the owner is not a natural person. If an individual owner is named and an annuitant is not named below, the individual owner will be named as the annuitant.
The owner is required to have an insurable interest in the life of the annuitant. An insurable interest is defined as the owner has a lawful and substantial economic interest in the continued life of the annuitant.)
Name				Phone
SSN/TIN	Birth Date			☐ Male	☐ Female
Street Address (PO boxes are not permitted.)
City		State		ZIP
Country of Citizenship		Relationship to Owner
ANNUITANT (Complete if there are two annuitants.)
Name				Phone
SSN/TIN	Birth Date			☐ Male	☐ Female
Street Address (PO boxes are not permitted.)
City		State		ZIP
Country of Citizenship		Relationship to Owner
CONTINGENT ANNUITANT (This individual will become the annuitant if all named annuitants have died prior to the Annuity Commencement Date.)
Name				Phone
SSN/TIN	Birth Date			☐ Male	☐ Female
Street Address (PO boxes are not permitted.)
City		State		ZIP
Country of Citizenship		Relationship to Owner
3. BENEFICIARY INFORMATION
If you would like to designate a restricted beneficiary, complete the Beneficiary Designation with Restricted Payout form (171013) and submit it with this application. Total percentage of primary beneficiary shares must equal 100%. Total percentage of contingent beneficiary shares must also equal 100%. If no percentages are listed, beneficiaries' shares will be distributed equally. If the trust is the beneficiary, please provide the entire trust name, trust date and tax identification number, for example: “The John Doe Trust dated mm/dd/yyyy.” Additional beneficiaries should be listed on a separate piece of paper that includes the owner’s signature and the date.
Name	Gender	Birth Date/Trust Date	SSN/TIN	%
Beneficiary Type:
Address		Phone	Relationship to Owner		☐Primary

Name	Gender	Birth Date/Trust Date	SSN/TIN	%
Beneficiary Type:
☐Primary
Address		Phone	Relationship to Owner
☐Contingent
Name	Gender	Birth Date/Trust Date	SSN/TIN	%
Beneficiary Type:
☐Primary
Address		Phone	Relationship to Owner
☐Contingent
Name	Gender	Birth Date/Trust Date	SSN/TIN	%
Beneficiary Type:
☐Primary
Address		Phone	Relationship to Owner
☐Contingent
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4. INITIAL PREMIUM AND PLAN TYPE ($5000 minimum initial premium.)
Make all checks payable to Voya Insurance and Annuity Company. Complete either the nonqualified source of premium or the Individual
Retirement Annuity (IRA) source of premium, not both.
Premium: $
Nonqualified - Sources of Premium:		☐ New Purchase (money with application)
☐ 1035 Exchange ☐ Transfer from money market, CD or mutual fund
☐ Beneficial (Inherited) 1035 Exchange (If selected, submit form (154173) with this application.)

IRA - Sources of Premium:		☐ New Purchase (money with application)
☐ Transfer ☐ Rollover
☐ New contribution for tax year (Traditional IRA and Roth IRA only.)
Indirect Rollover/New Contribution Source

Type of IRA Applied For: (Select one)		☐Traditional IRA ☐Roth IRA ☐SIMPLE IRA* ☐SEP IRA*
*Complete Employer Information form (171186) with this IRA selection.

Beneficial (Inherited) IRA: (If selected, submit form (154173) with this application.)
☐Traditional IRA ☐Roth IRA ☐SIMPLE IRA ☐SEP IRA
☐ Check here, and complete the following, if a portion or all of the contract premium is from a transfer or rollover for which we will not be provided with
Voya transfer paperwork prior to receiving money from the other company.

Company		Is this a life insurance policy or annuity?	☐ Yes	☐ No
Policy/Contract Account Number		Amount

Company		Is this a life insurance policy or annuity?	☐ Yes	☐ No
Policy/Contract Account Number		Amount

Company		Is this a life insurance policy or annuity?	☐ Yes	☐ No
Policy/Contract Account Number		Amount

5. AUTOMATIC REBALANCING / DOLLAR COST AVERAGING
(Select one option only.)
☐ OPTION 1 – AUTOMATIC REBALANCING ($10,000 minimum annuity contract accumulation value required.)
Indicate appropriate frequency below. Any subsequent reallocation, add-on or partial withdrawal you direct, other than on a pro rata basis, will terminate this program. If you have chosen to allocate 100% into one subaccount automatic rebalancing does not apply. This option may not be available within the first 35 calendar days of contract issue.
I authorize automatic rebalancing of my subaccounts: ☐ Quarterly ☐ Semi-Annually ☐ Annually
☐ OPTION 2 – DOLLAR COST AVERAGING (DCA)
Indicate the Duration and the Transfer Amount below. Should you elect this option, the full amount of your initial premium will be placed in the Specially
Designated Subaccount, (620) Voya Liquid Assets Portfolio. Less than the initial premium cannot be processed using DCA. This option is not available within the first 30 days of contract issue. DCA will begin on the calendar day your contract is issued. If your contract was issued on or after the 29th of the month, then DCA will occur on the 1st of each month. More than one DCA program is not permitted to be in effect at the same time. If Duration is not specified below, DCA will continue until the Special Designated Subaccount is depleted. If you elected a specific duration, then upon reaching the end of the duration period the Specially Designated Subaccount may retain a subaccount value.
Duration (Must be 3 months or more.)	months.	Transfer Amount ($100 minimum) $
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Oppenheimer International Growth Fund/VA - ServiceOppenheimer International Growth Fund/VA - Service

6. INITIAL PREMIUM ALLOCATION OR DCA ALLOCATION
Based on your risk tolerance, your initial premium allocation or DCA (if selected) will be allocated to the subaccounts as you have indicated
below. Allocations must be in whole percentages and must total 100%.

Percentage	#	Name - Class	Percentage	#	Name - Class

Asset Allocation Fund-of-Funds			International
%	1729	Voya Retirement Conservative Portfolio - Adviser	%	6022	American Funds IS International Fund - Class 4
%	1730	Voya Retirement Moderate Portfolio - Adviser	%	6023	American Funds IS New World Fund - Class 4
%	1731	Voya Retirement Moderate Growth Portfolio - Adviser	%	6048	MFS VIT International Value Portfolio - Service Class
%	1732	Voya Retirement Growth Portfolio - Adviser
			%	6050	Oppenheimer International Growth Fund/VA - Service
Balanced/Asset Allocation					Shares
%	6028	Calvert VP SRI Balanced Portfolio - Class F	%	1550	Voya International Index Portfolio - Adviser

%	6044	Janus Aspen Balanced Portfolio - Service Shares	%	1048	VY JP Morgan Emerging Markets Equity Portfolio -
					Adviser
%	1742	VY Franklin Income Portfolio - Adviser
			%	1047	VY T.Rowe Price International Stock Portfolio - Adviser
%	269	VY Invesco Equity and Income Portfolio - Adviser
			%	1587	VY Templeton Foreign Equity Portfolio - Adviser
%	320	VY T. Rowe Price Capital Appreciation Portfolio -
		Adviser	Large-Cap Blend
Bond			%	1383	Voya Growth and Income Portfolio - Adviser
%	6018	American Funds IS Bond Fund - Class 4%		272	VY Columbia Contrarian Core Portfolio - Adviser

%	6025	BlackRock High Yield V.I. Fund - Class III	Large-Cap Growth

%	6030	Deutsche High Income VIP - Class B	%	6021	American Funds IS Growth Fund - Class 4
			%	6059	T. Rowe Price Blue Chip Growth Portfolio - II
%	6031	Eaton Vance VT Floating-Rate Income Fund -
		Initial Class	%	1775	Voya Large Cap Growth Portfolio - Adviser

%	6035	Fidelity VIP Strategic Income Portfolio - Service
		Class 2%		2714	Voya Russell™ Large Cap Growth Index Portfolio - Service Class

%	6036	Franklin Strategic Income VIP Fund - Class 2%		256	VY T. Rowe Price Growth Equity Portfolio - Adviser
%	6040	Ivy Funds VIP High Income	Large-Cap Value
%	6045	Janus Aspen Flexible Bond Portfolio - Service Shares	%	6024	BlackRock Equity Dividend V.I. Fund - Class III

%	6047	Lord Abbett Bond Debenture Portfolio - Class VC	%	6032	Eaton Vance VT Large-Cap Value Fund - Initial Class

%	6052	PIMCO VIT Low Duration Portfolio - Admin Class	%	2326	Voya Large Cap Value Portfolio - Adviser

%	6053	PIMCO VIT Short-Term Portfolio - Admin Class
			%	2711	Voya Russell™ Large Cap Value Index Portfolio -
					Service Class
%	6054	PIMCO VIT Total Return Portfolio - Admin Class
			%	321	VY Invesco Growth and Income Portfolio - Adviser
%	6055	Principal Income Fund - Class 2
			%	316	VY T. Rowe Price Equity Income Portfolio - Adviser
%	6056	Putnam VT American Government Income Fund - Class 1B	Mid-Cap Blend
%	6057	Putnam VT Income Fund - Class 1B	%	6046	JPMorgan Insurance Trust Intrepid Mid Cap Portfolio
					- Class 2
%	1020	Voya High Yield Portfolio - Adviser	%	1559	Voya RussellTM Mid Cap Index Portfolio - Adviser
%	8479	Voya Intermediate Bond Portfolio - Adviser	Mid-Cap Growth
%	1721	VY BlackRock Inflation Protected Bond Portfolio - Adviser	%	6041	Ivy Funds VIP Mid Cap Growth
			%	8474	Voya MidCap Opportunities Portfolio - Adviser
			%	442	VY Baron Growth Portfolio - Adviser
			%	1206	VY FMR Diversified Mid Cap Portfolio - Adviser

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6. INITIAL PREMIUM ALLOCATION (CONTINUED)
Percentage	#	Name - Class	Percentage	#	Name - Class

Mid-Cap Value			Target Date Fund-of-Funds
%	447	VY American Century Small-Mid Cap Value Portfolio	%	749	Voya Solution 2025 Portfolio - Adviser
		- Adviser
			%	760	Voya Solution 2035 Portfolio - Adviser
%	441	VY JPMorgan Mid Cap Value Portfolio - Adviser
			%	763	Voya Solution 2045 Portfolio - Adviser
Money Market
			%	1169	Voya Solution 2055 Portfolio - Adviser
%	620	Voya Liquid Assets Portfolio - Service 2 Class
Other			%	766	Voya Solution Income Portfolio - Adviser
			World Allocation
%	6026	BlackRock iShares Alternative Strategies V.I. Fund -
		Class III
			%	6019	American Funds IS Capital Income Builder Fund -
					Class 4
%	6027	BlackRock iShares Dynamic Allocation V.I. Fund -
		Class III	%	2088	BlackRock Global Allocation V.I. Fund - Class III
%	6029	Deutsche Alternative Asset Allocation VIP - Class B	%	6037	Invesco V.I. Balanced-Risk Allocation Fund - Series II
Sector			%	6038	Ivy Funds VIP Asset Strategy
%	6039	Ivy Funds VIP Energy	%	6051	PIMCO VIT All Asset Portfolio - Admin Class
%	6042	Ivy Funds VIP Science and Technology	%	3908	Voya Global Perspectives Portfolio - Adviser
%	6049	MFS VIT Utilities Series Portfolio - Service Class	World Bond
%	6060	T. Rowe Price Health Sciences Portfolio - II	%	6061	Templeton Global Bond VIP Fund - Class 2
%	1725	VY Clarion Global Real Estate Portfolio - Adviser	%	597	Voya Global Bond Portfolio - Adviser
%	1111	VY Clarion Real Estate Portfolio - Adviser	World Stock
Small-Cap Blend			%	6020	American Funds IS Global Growth Fund - Class 4
%	1562	Voya RussellTM Small Cap Index Portfolio - Adviser	%	1753	Voya Global Value Advantage Portfolio - Adviser
%	315	VY JPMorgan Small Cap Core Equity Portfolio - Adviser			VY Morgan Stanley Global Franchise Portfolio -
			%	1752
Small-Cap Growth					Adviser
%	6043	Ivy Funds VIP Small Cap Growth	%	445	VY Oppenheimer Global Portfolio - Adviser
%	9241	Voya SmallCap Opportunities Portfolio - Adviser
Small-Cap Value
%	6058	Putnam VT Small Cap Value Fund - Class 1B
%	1216	VY Columbia Small Cap Value II Portfolio - Adviser

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7. PREAUTHORIZED PAYMENT PLAN AUTHORIZATION** (Bank account verification required.)
Include a voided check and verify all banking information prior to submission. If funds are being deducted from a savings account, you must submit a letter from the bank (on bank letterhead) that includes verification of the bank routing/ABA number, bank account number, and bank account owner’s name. If your start date is on or after the 29th of the month, withdrawals will automatically occur on the 28thof each month. For IRAs, your contribution will apply to the tax year in which it was received. Your request must be received no later than 10 days before the next scheduled additional payment. If you would like to discontinue or change this authorization, please contact Customer Service at the phone number or the address on page 1 of this application.
I hereby authorize the Company to initiate a debit entry(ies) to the account indicated and in the amount and frequency listed below. This authorization shall remain in force until I give the Company written notice of termination of this authorization. I understand and agree that I will indemnify the Company for any costs it incurs should there be insufficient funds in the below listed account. If insufficient funds, the additional payment will not be applied. The additional payment will be applied pro-rata across current subaccount allocations.

Amount ($100 minimum) $			Start Date (mm/dd/yyyy)

Frequency:	☐ Monthly	☐ Quarterly	☐ Annually

**If you have provided authorization for a Preauthorized Payment Plan, please request a copy of this application from your producer for your records.

8. REALLOCATION AUTHORIZATION
Producer Authorization. Unless I have checked the box below, by signing this application in Section 11, I authorize the Company to act upon reallocation instructions given by electronic means, voice command, or otherwise (“Reallocation Instructions”) from the producer(s) named in Section 12, upon furnishing their Social Security Number (SSN) or alternative identification number.
☐ I do not authorize the Company to act upon any Reallocation Instructions given by any producer.

Authorization of Another Individual(s). I authorize the Company to act upon the Reallocation Instructions from the individual(s) listed below. If an individual’s SSN is not provided, the individual(s) will not be authorized.

Name			SSN/TIN

Name			SSN/TIN

Neither the Company nor any person the Company authorizes will be responsible for any claim, loss, liability or expense in connection with Reallocation
Instructions received from a producer or other person if the Company acts in good faith in reliance upon this authorization in connection with instructions received. The Company will continue to act upon this authorization until 1) you notify the Company by phone or in writing; or 2) in the case of producer authorization, the producer(s) named in Section 12 are no longer affiliated with the broker-dealer under which your contract was purchased. The Company may discontinue or limit this privilege at any time.

9. ELECTRONIC DOCUMENT DELIVERY
By providing your e-mail address in Section 1 and signing the application, you will receive information about electronic document delivery. When your annuity is issued, you will receive an e-mail with a link to our website to authorize electronic document delivery. Please add VoyaSupport@Voya.com to your trusted
e-mail addresses to ensure that electronically delivered documents are received. Until your authorization in electronic delivery has been finalized, you will receive all correspondence via U.S. Mail. While electronic delivery may significantly reduce the amount of mail sent to you, certain documents and service-
related correspondence will continue to be sent via U.S. Mail.

10. IMPORTANT INFORMATION AND REQUIRED NOTICES
To help the government fight the funding for terrorism and money-laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each person who opens an account. What this means for you — when you apply for an annuity, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents. If you wish to have a more detailed explanation of our information practices, please write to: Customer Service at 909 Locust Street, Des
Moines, IA 50309-2899.

Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law.

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11. ACKNOWLEDGEMENT AND SIGNATURE (Please read carefully and sign below.)
SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED.
REPLACEMENT
If either question below is answered “Yes,” you must complete any state-required replacement forms, as applicable, and submit them with this application.
1. Do you currently have any existing individual life insurance policies or annuity contracts?
(If “Yes,” complete the state-required replacement form(s) and provide details below.)		☐ Yes	☐ No
2. Will this contract replace any existing individual life insurance policies or annuity contracts?
(If “Yes,” complete the state-required replacement form(s) and provide details below.)		☐ Yes	☐ No

Company	Policy/Contract #
Company	Policy/Contract #
SPECIAL REMARKS

By signing below, I acknowledge receipt of the prospectus. My signature also serves as a representation that: (a) I have read the application; and (b) the owner has an insurable interest in the life of the annuitant, as defined above and in more detail in the prospectus. Only the owner and the Company have the authority to modify this form. After reviewing my financial information, I believe this contract is suitable and will meet my financial goals and objectives. In regard to the variable subaccounts, I understand that: (a) the accumulation value and annuity payments may increase or decrease depending on the results of the investment in the variable subaccounts; (b) no minimum contract value or annuity payment is guaranteed; and (c) when based on the investment experience, the annuity cash surrender values may increase or decrease on any day. I also understand that IRAs already provide tax deferral like that provided by the contract and the death benefit is the accumulation value.
I agree that, to the best of my knowledge and belief, all statements and answers in this application are complete and true.
U.S. TAXPAYER CERTIFICATIONS
Under penalties of perjury, I certify that:
1.	The Taxpayer Identification Number that appears on this form is correct.
2.	I am not subject to back-up withholding due to failure to report interest and dividend income;
☐ If I am subject to backup withholding, I have checked here.
3.	I am a U.S. person.
If you are a Non-Resident Alien, please check the box below.
☐ Under penalties of perjury, I certify that I am a Non-Resident Alien.
The amount paid to you will be subject to 30% tax withholding unless you submit an IRS Form W-8 and are entitled to claim a reduced rate of withholding under the applicable U.S. tax treaty.
The Internal Revenue Service does not require your consent to any provision of this document other than the certifications (in bold above)
required to avoid back-up withholding.

ÊOwner Signature
Signed at (city, state)		Date

ÊJoint Owner Signature (if applicable)
Signed at (city, state)		Date
By signing below, I consent to being the individual annuitant.

ÊAnnuitant Signature (if other than named owner(s))		Date

ÊAnnuitant Signature (if other than named owner(s))		Date
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12. PRODUCER INFORMATION
THE BOXES BELOW ONLY IF THEY APPLY:

Ê☐ Check here to confirm that the owner(s) has an insurable interest in the life of the annuitant. Insurable interest means the owner has a lawful and substantial economic interest in the continued life of the annuitant.

Ê☐ Check here if the applicant is on active duty with the U.S. Armed Forces or is a dependent of any active duty service member of the
U.S. Armed Forces. Complete the Military Personnel Financial Services Disclosure Regarding Insurance Products and return it with this application.
If any questions below or in the Replacement section are answered “Yes,” the applicant must complete and submit any state-required replacement forms/sales material, as applicable, with this application.
Does the applicant have any existing individual life insurance policies or annuity contracts?					☐ Yes	☐ No
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?.					☐ Yes	☐ No
If your state has adopted replacement regulations, did you remember to do the following?
[n] Provide required replacement notice to the applicant and offer to read it aloud.
[n] Complete required, state-specific paperwork.
If the owner is a non-natural entity, please provide a copy of the supporting documentation confirming the signer’s ability to act on behalf of the owner.
If this application is being signed in a state other than the owner’s resident state, please provide the Nexus Information Worksheet/ Out-of-State Verification
form (130968) with this application.
Compensation Alternative (Select one. If no choice is made, Option A will be the default. Please verify which options are available.)
☐ Option A	☐ Option B - Trail	☐ Option C - Trail	☐ Option D - Trail	☐ Option E - Trail
Compensation will be split equally if no percentage is indicated. Partial percentages will be rounded up. Percentages must total 100%. The primary producer will be given the highest percentage in the case of unequal percentages and will receive all correspondence regarding the contract.
By signing below you certify that: 1) replacement questions were answered; 2) any sales material was shown to the applicant and a copy was left with the applicant; 3) you used only insurer-approved sales material; 4) you have not made statements that differ from the sales material; 5) you have truly and accurately recorded on the application the information provided by the applicant; 6) no promises were made about the future value of any contract elements that are not guaranteed (This includes any expected future gains that may apply to this contract.); and 7) you have provided a copy of the application to the owner if they elected to start a Preauthorized Payment Plan or if the owner has requested a copy of the application.
SIGNATURE REQUIRED BELOW! THIS ENTIRE SECTION MUST BE COMPLETED FOR YOUR APPLICATION TO BE PROCESSED.
Primary Producer: Split	%

Print Name			ÊSignature
SSN			NPN
Address			City	State	ZIP
Phone			E-mail Address
Broker-Dealer Branch Name				Broker-Dealer Branch #

Producer #2: Split	%

Print Name			ÊSignature
SSN			NPN
Address			City	State	ZIP
Phone			E-mail Address
Broker-Dealer Branch Name				Broker-Dealer Branch #

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